For the semi-annual period ended April 30, 2009
File number 811- 07215
Dryden Total Return Bond Fund, Inc.

SUB-ITEM 77D

Policies with Respect to Security Investment

Dryden Total Return Bond Fund, Inc.

Supplement dated January 6, 2009 to the Prospectus dated December 30, 2008

The Annual Fund Operating Expenses % (deducted from Fund assets) table under the heading Risk Return Summary - Fees and Expenses is hereby deleted and replaced with the following table:


Annual Fund Operating Expenses % (deducted from Fund assets)


Class A

Class B

Class C

Class L

Class M

Class R

Class X

Class Z

Management fees
..50
..50
..50
..50
..50
..50
..50
..50

+Distribution and service (12b-1) fees
..30
1.00
1.00
..50
1.00
..75
1.00
None

+ Other expenses
..32
..32
..32
..32
..32
..32
..32
..32

=Total annual Fund operating expenses
1.12
1.82
1.82
1.32
1.82
1.57
1.82
..82

- Fee waiver or expense reimbursement
-.21
-.16
-.41
-.16
-.16
-.41
-.16
-.16

= Net annual fund operating expenses
..91
1.66
1.41
1.16
1.66
1.16
1.66
..66